Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into and made effective as of October 28, 2009 by and among FB Bancorp, a California corporation (“FB Bancorp”), First Business Bank, National Association, a national banking association (“First Business Bank”), 1st Pacific Bancorp, a California corporation (“1st Pacific Bancorp”), and 1st Pacific Bank of California, a California state-chartered bank and the wholly-owned subsidiary of 1st Pacific Bancorp (“1st Pacific Bank”), with reference to the following:

RECITAL

WHEREAS, FB Bancorp, First Business Bank, 1st Pacific Bancorp and 1st Pacific Bank are parties to an Agreement and Plan of Merger, dated as of July 16, 2009 (the “Merger Agreement”) and desire to terminate the Merger Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

AGREEMENT

1.               Agreement to Terminate.   FB Bancorp, First Business Bank, 1st Pacific Bancorp and 1st Pacific Bank agree to terminate the Merger Agreement by mutual agreement pursuant to Section 11.1.1 of the Merger Agreement, effective immediately.  Notwithstanding anything herein to the contrary, the provisions of Sections 11.2, 13.1, 13.2, 13.6, 13.9 and 13.10 of the Merger Agreement and any other section of the Merger Agreement which, by its terms, relates to post-termination rights or obligations, shall survive the termination of the Merger Agreement and remain in full force.

2.               Release of Claims. In consideration for its agreement to terminate the Merger Agreement as set forth herein, each of FB Bancorp, First Business Bank, 1st Pacific Bancorp and 1st Pacific Bank, on behalf of themselves, and their respective officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other party and their respective, officers, directors, employees, agents, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess (other than claims for a breach of an obligation under this Agreement) including but not limited to any and all claims relating to, or arising from, the Merger Agreement.  FB Bancorp, First Business Bank, 1st Pacific Bancorp and 1st Pacific Bank understand and agree that the release provided in this Section 2  extends to all such claims and/or potential claims, and that they hereby expressly waive all rights with respect to all such claims under California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

3.               Press Releases.  Attached as Exhibit A is the mutually agreed upon joint press release of the parties relating to the termination of the Merger Agreement. Each of FB Bancorp, First Business Bank, 1st Pacific Bancorp and 1st Pacific Bank will mutually agree on the issuance of any other press release or public statements in respect of this Agreement and the Merger Agreement terminated hereby and shall not issue any such press release or any public statement prior to such mutual agreement, except as may be required by applicable law.

4.               Definitions.  Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Merger Agreement.

5.               Governing Law; Venue.  This Agreement shall be governed by the laws of California, without giving effect to its principles of conflicts of laws. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction or performance of this Agreement, shall be brought in the state superior courts located in San Diego County, California or Federal district courts located in San Diego County, California, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.

6.               Counterparts.  This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

FB BANCORP

By:	/s/ Nathan L. Rogge
Name:	Nathan L. Rogge
Title:	President and Chief Executive Officer

FIRST BUSINESS BANK

By:	/s/ Nathan L. Rogge
Name:	Nathan L. Rogge
Title:	President and Chief Executive Officer

1ST PACIFIC BANCORP

By:	/s/ Ronald J. Carlson
Name:	Ronald J. Carlson
Title:	President and Chief Executive Officer

1ST PACIFIC BANK OF CALIFORNIA

By:	/s/ Ronald J. Carlson
Name:	Ronald J. Carlson
Title:	President and Chief Executive Officer

Exhibit A

Draft Press Release

October 28, 2009 — San Diego, CA - First Business Bank, N.A. (FBBN - OTC Bulletin Board) and 1st Pacific Bancorp (NASDAQ: FPBN) today announced the termination of the Agreement and Plan of Merger dated July 16, 2009, and the proposed merger transaction contemplated therein.  Nathan Rogge, President of First Business Bank, stated that “today’s economic and regulatory environment presented unanticipated complications that could not be overcome, given the structure of the transaction.”  The parties have begun to explore alternative transactions that could be mutually beneficial.

First Business Bank is exclusively focused on serving the special needs of professionals and small- and medium-sized enterprises. Established in 2001, First Business Bank is dedicated to providing businesses and professionals with simple, fast and effective solutions. Experienced bankers deliver highly tailored financial solutions while providing customers with educational and networking opportunities. For more information, contact First Business Bank, N.A. at (858) 847-4780, 12265 El Camino Real, Suite 100, San Diego, CA 92130, or visit the company’s website at www.fbbank.com.

1st Pacific Bank of California is a San Diego community business bank. The bank offers a full complement of business products and services to meet the financial needs of professional firms, small- to mid-sized businesses, their owners and the employees who work there. For additional information about 1st Pacific Bank, visit the company’s website at www.1stpacbank.com.

Contacts: Rumpasri Chicharoen, First Business Bank 858-847-4780

Ronald J. Carlson, Chairman, President and CEO, 1st Pacific Bank of California 858-875-2005

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and, accordingly, the cautionary statements contained in 1st Pacific Bancorp’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 (See Item I — Business, and Item 7 — Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission or the Board of Governors of the Federal Reserve System are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the ability to efficiently incorporate acquisitions into current operations; the ability of the two institutions to increase their customer bases; the effect of regulatory and legislative action; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. First Business Bank and 1st Pacific Bancorp expressly disclaim any obligation to update or revise any forward-looking statements found herein to reflect any changes in their expectations of results or any change in events.